Exhibit 10.5 - Page 2
                                 EXHIBIT 10.5

                                   ASSIGNMENT

     WHEREAS, the undersigned, JAMES L. A. MORRISON, having an address of 1625 11th Avenue SW, Unit #101, Calgary, Alberta T3C 0N3, Canada (hereinafter termed Assignor) has invented certain new and useful improvements in an invention entitled DATA ENCRYPTION AND DECRYPTION SOFTWARE; the undersigned Assignor hereby authorizes and requests that the serial number and filing date of said patent application be entered herein by the attorney in charge of the application, as soon as such information is known:

Serial  No.  09/169,377
Filed:  October  9,  1998

     WHEREAS, JAWS TECHNOLOGIES INC., a corporation of Alberta, having an address of 603-7 Avenue SW, Suite 380, Calgary, Alberta T2P 2T5, Canada (hereinafter termed Assignee) is desirous of acquiring the entire right, title and interest in and to said application and said inventions and improvements thereon, and in and to Letters Patent thereon when granted in the Unites States and foreign countries;

     NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) and for other good and valuable consideration received by said Assignor from said Assignee, the receipt and sufficiency of which in full are hereby acknowledged by said Assignor:

1. Said Assignor does hereby sell, assign, transfer and convey unto said Assignee, the entire right, title and interest in and to said application and said invention and in and to any and all improvements on said invention heretofore or hereafter made of acquired by said Assignor; and in and to any and all Letters Patent on said invention and/or said improvements that may be granted in the United States of any foreign country, including each and every Letters Patent granted n any application which is a division, continuation-in-part of any of said application specifically identified herein, and in and to each and every reissue or extension of said Letters Patent

2. Said Assignor hereby covenants and agrees to cooperate with said Assignee whereby said Assignee may enjoy to the fullest extent the right, title and interest herein conveyed. Such cooperation shall include (a) prompt execution of all papers (prepared at the expense of Assignee) which are deemed necessary or desirable by Assignee to perfect in it the right, title and interest herein conveyed; (b) prompt execution of all petitions, oaths, specifications or other papers (prepared at the expense of Assignee) which are deemed necessary or desirable by Assignee for prosecuting said application, for filing and prosecuting divisional, continuation, substitution, renewal, continuation-in-part, or additional applications in the United States and/or foreign countries covering said invention and/or said improvements, for filing and prosecuting applications for reissuance of Letters Patent included herein, or for interference proceedings involving said invention and/or said improvements; (c) prompt assistance and cooperation in the prosecution of interference proceedings involving said invention and/or said improvements and in the adjudication of said Letters Patent, particularly by the disclosure of facts and the production of evidence relating to said invention and/or said improvements, provided the expenses which may be incurred by said Assignor in lending such assistance and cooperation shall be paid by the Assignee.

3. The terms, covenants and conditions of this assignment shall inure to the benefit of said Assignee, its successors, assigns and/or other legal representatives, and shall be binding upon said Assignor, his heirs, legal representatives and assigns.

4. Said Assignor hereby warrants and represents that he has not entered into any assignment, contract or understanding in conflict herewith.

     IN WITNESS WHEREOF, this said Assignor has executed and delivered this instrument this 8th day of October 1998.



/s/James  L.A.  Morrison
- ------------------------
JAMES  L.  A.  MORRISON